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                                                                     Exhibit 1.1

                           ORIENT-EXPRESS HOTELS LTD.,

                               (a Bermuda company)

                         8,000,000 Class A Common Shares



                             U.S. PURCHASE AGREEMENT



Dated: August o, 2000
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                           Orient-Express Hotels Ltd.
                                a Bermuda company

                         8,000,000 Class A Common Shares
                             (Par value $ 0.01 each)


                             U.S. PURCHASE AGREEMENT
                                                                 August __, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
LAZARD FRERES & CO. LLC
SALOMON SMITH BARNEY
Banc of America Securities LLC
  as U.S. Representatives of the several U.S. Underwriters
C/O  MERRILL LYNCH & CO.
       MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

                  Orient-Express Hotels Ltd., a Bermuda company (the "Company"), and Sea Containers Ltd., a Bermuda company (the "Selling Shareholder"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) for whom Merrill Lynch, Lazard Freres & Co. LLC , Salomon Smith Barney and Banc of America Securities LLC are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to (A) the issue and sale by the Company and the Selling Shareholder and the purchase by the U.S. Underwriters, acting severally and not jointly, of an aggregate of 8,000,000 class A common shares, par value $.01 each, of the Company ("Common Shares") in the respective amounts set forth in Schedule A, and (B) the grant by the Selling Shareholder to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an aggregate of 1,200,000 additional Common Shares to cover over-allotments, if any. The aforesaid 8,000,000 Common Shares (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 1,200,000 Common Shares subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

                  It is understood that the Company and the Selling Shareholder are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company and the Selling Shareholder of an aggregate of
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2,000,000 Common Shares (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch, International, Lazard Freres & Co. LLC and Salomon Smith Barney are acting as lead managers (the "Lead Managers") and the grant by the Selling Shareholder to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 300,000 additional Common Shares solely to cover over-allotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". It is understood that the Company and the Selling Shareholder are not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

                  The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities".

                  The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, collectively, the "Global Coordinator").

                  The Company and the Selling Shareholder understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem(s) advisable after this Agreement has been executed and delivered.

                  The Company and the U.S. Underwriters agree that up to 160,000 shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters and up to 40,000 shares of the Initial International Securities to be purchased by the International Managers (collectively, the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-12030) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under


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the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule
424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and any schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated July 20, 2000 and preliminary International Prospectus dated July 20, 2000, respectively, each together with the applicable Term Sheet, and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  SECTION 1. REPRESENTATIONS AND WARRANTIES.

                  (a) Representations and Warranties by the Company.

                  The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

                  (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS.

                  Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of


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         the Registration Statement or any Rule 462(b) Registration Statement
         has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, and at the Closing Time (and, if any U.S, Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, any preliminary prospectuses and any supplement thereto, or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectuses nor any amendments or supplements thereto, (including any prospectus wrapper) at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the U.S. Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering were substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) INDEPENDENT ACCOUNTANTS.

                  To the knowledge of the Company, Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedule included in the Registration


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         Statement, are independent public accountants as required by the 1933
         Act and the 1933 Act Regulations.

                  (iii) FINANCIAL STATEMENTS.

                  The consolidated financial statements included in the Registration Statement and the Prospectuses, together with the related schedule and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, in each case after giving effect to the consummation of the recapitalization and reorganization of the Company referred to in notes 1(b) and 9 to the audited consolidated financial statements; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedule included in the Registration Statement, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in accordance with GAAP the information required to be stated therein. The selected consolidated financial data and the summary consolidated financial data included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited consolidated financial statements included in the Registration Statement.

                  (iv) NO MATERIAL ADVERSE CHANGE.

                  Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) GOOD STANDING OF THE COMPANY.

                  The Company has been duly incorporated and is validly existing as an exempted company with limited liability in good standing under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its consolidated


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         subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect").

                  (vi) GOOD STANDING OF SUBSIDIARIES.

                  Each subsidiary of the Company listed on Schedule 1 (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated or organized and is validly existing as a corporation or limited partnership in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or partnership interests of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity, except that
         (A) the shares of Companhia Hoteis Palace are beneficially owned by the Company and pledged as security for a bank loan, which bank has contracted to complete the transfer of such shares to the Company, by September 15, 2000; and (B) approximately 6.8% of the equity in Companhia Hoteis Palace and approximately 4.5% of the equity in Societe de la Cite are not owned by the Company or its subsidiaries; none of the outstanding common shares of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed in Exhibit 21 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X.

                  (vii) CAPITALIZATION.

                  The authorized, issued and outstanding Common Shares of the Company are as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The issued and outstanding Common Shares of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding Common Shares, including the Securities to be purchased by the Underwriters from the Selling Shareholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (viii) AUTHORIZATION OF AGREEMENTS.


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                  This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (ix) AUTHORIZATION AND DESCRIPTION OF SECURITIES.

                  The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the description of the Common Shares contained in the Prospectuses conforms to the description of the Common Shares set forth in the Company's bye-laws; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (x) ABSENCE OF DEFAULTS AND CONFLICTS.

                  Neither the Company nor any of its Subsidiaries is in violation of its charter or bye-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults, if any, that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement, the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds" but not including the proposed spin-off distribution of Common Shares by the Selling Shareholder as described in the Prospectuses under the caption "Our Separation from Sea Containers") and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement (A) have been duly authorized by all necessary corporate action on the part of the Company, (B) do not and will not, whether within or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), (C) will not result in any violation of the provisions of the charter or bye-laws or other organizational documents of the Company or any Subsidiary or (D) will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government


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         instrumentality or court, within or without the United States, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any Subsidiary (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

                  (xi) ABSENCE OF LABOR DISPUTE.

                  No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, except for such disputes or disturbances, if any, as may reasonably be expected not to result in a Material Adverse Effect.

                  (xii) ABSENCE OF PROCEEDINGS.

                  Except as described in the Registration Statement and the Prospectuses, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, within or without the United States, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiii) ACCURACY OF EXHIBITS.

                  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xiv) POSSESSION OF INTELLECTUAL PROPERTY.

                  The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with


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         asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xv) ABSENCE OF FURTHER REQUIREMENTS.

                  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of Securities by the Company under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and state securities or blue sky laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

                  (xvi) POSSESSION OF LICENSES AND PERMITS.

                  The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate United States federal, state or local or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by them, except those Governmental Licenses the failure of which to obtain would not result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xvii) TITLE TO PROPERTY.

                  The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries including the properties indicated as owned and shown next to the Subsidiaries listed on Schedule 1 and good title to all other properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed


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         to be made of such property by the Company or any of its Subsidiaries;
         and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectuses, are in full force and effect; and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xviii) INVESTMENT COMPANY ACT.

                  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xix) ENVIRONMENTAL LAWS.

                  To the Company's knowledge, except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any United States federal, state or local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xx) REGISTRATION RIGHTS.

                  There are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxi) OWNERSHIP AND LIENS.

                  The Road to Mandalay river cruiseship (the "Cruiseship") is duly documented in the name of Vessel Holdings 2 Ltd. as the sole owner of the Cruiseship under the laws of Myanmar. The Venice Simplon-Orient-Express and the British Pullman are wholly owned by the Company or by one of its wholly-owned subsidiaries, and the Great South Pacific Express and the Eastern & Oriental Express (together with the above, the "Trains") are held as minority interests by the Company or by one of its wholly owned subsidiaries.

                  (xxii) CONDITION OF CRUISESHIP.

                  (a) The Cruiseship maintains class, and there are no overdue recommendations of its classification society.

                  (b) The Cruiseship is in good operating condition and repair and fit for its intended use and operation.

                  (c) No material modification or alteration of the Cruiseship or other similar action is necessary:

                           (1) to comply with the laws of Myanmar or any other
                  laws applicable to the Cruiseship, except where a failure to comply would not have a Material Adverse Effect; or

                           (2) for the Cruiseship's intended use and operation
                  as a passenger cruise vessel.

                  (xxiii) CONDITION OF TRAINS.

                  (a) Each of the Trains and the trains operated by PeruRail are in good operating condition and repair and fit for their intended use and operation except, in the case of PeruRail, as would not have a Material Adverse Effect.

                  (b) No material modification or alteration or other similar action is necessary with respect to any of the Trains or the trains operated by
PeruRail:

                           (1) to comply with any laws applicable to such Train
                  or the trains operated by PeruRail, except where a failure to comply would not have a Material Adverse Effect; or

                           (2) for the intended use and operation of the Trains
                  or for the provision of passenger train service by PeruRail.

                  (b) Representations and Warranties by the Selling Shareholder.

                  The Selling Shareholder represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each U.S. Underwriter, as follows:

                  (i) ACCURATE DISCLOSURE.

                  To the best knowledge of the Selling Shareholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; the Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectuses and, to its best knowledge, neither the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Selling Shareholder is not prompted to sell the Securities to be sold by the Selling Shareholder hereunder by any information concerning the Company or any Subsidiary of the Company which is not set forth in the Prospectus.

                  (ii) AUTHORIZATION OF AGREEMENTS.

                  The Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder hereunder. The execution and delivery of this Agreement, the sale and delivery of the Securities to be sold by the Selling Shareholder, the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder (A) have been duly authorized by all necessary corporate action on the part of the Selling Shareholder, (B) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any other property or assets of the Selling Shareholder, or of any of its significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X) or GE SeaCo SRL pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which any of them is a party or which is specifically binding on any of them or to which any of their property or assets is subject (except for such conflicts, breaches, or defaults or liens, charges or encumbrances that would not result in a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Selling Shareholder and its consolidated subsidiaries considered as one enterprise (a "Selling Shareholder Material Adverse Effect"), (C) will not result in any violation of the provisions of the charter, bye-laws or other organizational documents of the Selling Shareholder, or (D) will not result in any violation of any applicable, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, within or without the United States, having jurisdiction over the Selling Shareholder or any of its properties.

                  (iii) DIRECT HOLDER OF SECURITIES; TITLE TO SECURITIES.

                  The Securities to be sold by the Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of Article 8 of the Uniform Commercial Code as in effect in the State of New York ("NYUCC"). The Selling Shareholder has, and at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery, will have, full right, power and authority to hold, sell, transfer and deliver the Securities to be sold by the Selling Shareholder pursuant to this Agreement; and upon the Underwriters' acquiring possession of such Securities and paying the purchase price therefor as herein contemplated without notice of any adverse claim, the Underwriters will acquire their respective interests in such Securities (including, without limitation, all rights that the Selling Shareholder has the power to transfer in such Securities) free of any adverse claim.

                  (iv) ABSENCE OF MANIPULATION.

                  The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to result in, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (v) ABSENCE OF FURTHER REQUIREMENTS.

                  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder or in connection with its sale and delivery of Securities hereunder or the consummation of the transactions contemplated by this Agreement, except
         (i) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

                  (vi) RESTRICTION ON SALE OF SECURITIES.

                  During a period of 180 days from the date of the Prospectuses the Selling Shareholder will not, without the prior written consent of Merrill Lynch (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of the Securities to be sold hereunder or under the International Purchase Agreement.

                  (vii) CERTIFICATES SUITABLE FOR TRANSFER.

                  The Selling Shareholder will deliver to the Underwriters certificates for all of the Securities to be sold by the Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures guaranteed have been placed in custody with a custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

                  (viii) NO ASSOCIATION WITH NASD.

                  Neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(ee) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

                  (C) OFFICER'S CERTIFICATES.

                  Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder or any of its subsidiaries as such and delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to each U.S Underwriter as to the matters covered thereby.

                  SECTION 2. SALE AND DELIVERY TO U.S. UNDERWRITERS; CLOSING.

                  (A) INITIAL SECURITIES.

                  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder agree to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholder, at the price per share set forth in Schedule C, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                  (B) OPTION SECURITIES.

                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 1,200,000 Common Shares at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company and the Selling Shareholder setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

                  (C) PAYMENT.

                  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, 10022, or at such other place as shall be agreed upon by the Global Coordinator and the Company and the Selling Shareholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company and the Selling Shareholder (such time and date of payment and delivery being herein called "Closing Time").

                  In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company and the Selling Shareholder, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company and the Selling Shareholder.

                  Payment shall be made to the Company and the Selling Shareholder by wire transfer of immediately available funds to bank accounts designated by the Company and the Selling Shareholder, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S.

Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

                  (D) DENOMINATIONS; REGISTRATION.

                  Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                  SECTION 3. COVENANTS OF THE COMPANY.

                  The Company covenants with each U.S. Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests.

                  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing,
         (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission concerning the Registration Statement,
         (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of its awareness of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments.

                  The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either any prospectus included in the Registration Statement at the time it became effective or to the

         Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall object.

                  (c) Delivery of Registration Statements.

                  The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, upon their request without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses.

                  The U.S. Representatives acknowledge that the Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws.

                  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time any such Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

                  (f) Rule 158.

                  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (g) Use of Proceeds.

                  The Company and the Selling Shareholder will use the net proceeds received by them from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds" and will comply with the provisions of the indentures providing for the outstanding senior notes of the Selling Shareholder.

                  (h) Listing.

                  The Company will use its best efforts to effect the listing of the Common Shares (including the Securities) on the New York Stock Exchange.

                  (i) Restriction on Sale of Securities.

                  During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (except for private non-registered sales of additional Common Shares of the Company, the market value of which shall not exceed $60.0 million in the aggregate, made in connection with one or more business or asset acquisitions, provided that (a) the Company gives Merrill Lynch prior written notice of each such sale, and (b) each recipient of such Common Shares agrees in writing to be bound by the restriction set forth in this subsection (i) for any balance of the 180-day restriction period) or (ii) file any registration statement under the 1933 Act with respect to any of the foregoing or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause
         (i) (iii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Securities to be sold hereunder or under the International Purchase Agreement, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, or (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company described to in the Prospectuses.

                  (j) Reporting Requirements.

                  The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

                  (k) Compliance with NASD Rules.

                  The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

                  (l) Compliance with Rule 463.

                  The Company will file with the Commission such information concerning the use of proceeds from the sale of the Securities as may be required pursuant to Rule 463 of the 1933 Act Regulations.

                  (m) Blue Sky Qualifications.

                  The Company will cooperate with the Underwriters to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will cooperate with the Underwriters to file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  SECTION 4. PAYMENT OF EXPENSES.

                  (A) EXPENSES.

                  The Company and the Selling Shareholder will pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the filing fees incident to any necessary filings under state securities laws and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation and delivery to the U.S. Underwriters of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and the Prospectuses and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters not exceeding $15,000 in connection with, the review by the NASD of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (x) all costs and expenses of the Underwriters including the reasonable fees and disbursements of counsel for the Underwriters in connection with, matters related to the Reserved Securities.

                  (B) ADDITIONAL EXPENSES OF THE SELLING SHAREHOLDER.

                  The Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the sale by it of Securities pursuant to, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon its sale of Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel, accountants and other advisors.

                  (C) TERMINATION OF AGREEMENT.

                  If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5(p) or Section 9(a)(i) hereof before the sale of the Initial U.S. Securities, the Company and the Selling Shareholder shall reimburse the U.S. Underwriters for all of their out of pocket expenses incurred in connection with the offer of the Initial U.S. Securities, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

                  (D) ALLOCATION OF EXPENSES.

                  The provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of the costs and expenses of the offer and sale of the Securities.

                  SECTION 5. CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS.

                  The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement.

                  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in force under the 1933 Act and no proceedings therefor shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) if required (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinion of U.S. Counsel for Company.

                  At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Carter, Ledyard & Milburn, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, together with copies of such opinion for each of the other U.S. Underwriters, to the effect set forth in Exhibit A hereto.

                  (c) Opinion of Bermuda Counsel for Company.

                  At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated the Closing Time, of Appleby Spurling & Kempe, Bermuda counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such opinion for each of the other U.S. Underwriters, to the effect set forth in Exhibit B hereto.

                  (d) Opinions of Local Counsel for the Company.

                  At Closing Time, the U.S. Representatives shall have received favorable opinions, dated the Closing Time, of John T. Landry, Jr., Grimaldi Clifford Chance, and Bulhoes Pedreira, Bulhoes Carvalho & Advogados Associados, each in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such opinion for each of the other U.S. Underwriters, to the effect set forth in Exhibits C-1, C-2 and C-3 hereto.

                  (e) Opinion of U.S. Counsel for the Selling Shareholder.

                  At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Carter, Ledyard & Milburn, U.S. counsel for the Selling Shareholder, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such opinion for each of the other U.S. Underwriters, to the effect set forth in Exhibit D hereto.

                  (f) Opinion of Bermuda Counsel for the Selling Shareholder.

                  At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated the Closing Time, of Appleby, Spurling & Kempe, Bermuda counsel for the Selling Shareholder, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such opinion for each of the other U.S. Underwriters, to the effect set forth in Exhibit E hereto.

                  (g) Opinion of Counsel for U.S. Underwriters.

                  At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the U.S. Underwriters, reasonably satisfactory to the U.S. Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (h) Opinion of General Counsel for the Company.

                  At Closing Time, the U.S. representative shall have received the favorable opinion, dated as of the Closing Time, of Edwin S. Hetherington, General Counsel and Secretary for the Company to the effect that the execution, delivery and performance by the Company and the Selling Shareholder of the U.S. Purchase Agreement and the International Purchase Agreement, the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds," but not including the proposed spin-off distribution of Common Shares by the Selling Shareholder as described in the Prospectuses under the caption "Our Separation from Sea Containers") and compliance by the Company and the Selling Shareholder with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement (A) do not and will not, whether with or without the giving of notice or lapse of time or both, violate or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Selling Shareholder or any subsidiary pursuant to [name the loans], (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), or (B) will not result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any, government instrumentality or court of the United States, New York State, the United Kingdom or Bermuda having jurisdiction over the Company, the Selling Shareholder or any subsidiary of their respective properties, assets or operations.

                  (i) Officers' Certificate of the Company.

                  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any Material Adverse Change, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1(a) hereof and
Section 1(a) of the International Purchase Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied in all material respects with all its covenants in this Agreement and the International Purchase Agreement, and satisfied all conditions hereunder and thereunder on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

                  (j) Officers' Certificate of the Selling Shareholder.

                  At Closing Time, the Representatives shall have received a certificate of the President or any Vice President of the Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(b) hereof and
Section 1(b) of the International Purchase Agreement are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Shareholder has complied in all material respects with all its covenants in this Agreement and the International Purchase Agreement, and satisfied all conditions hereunder and thereunder on its part to be performed at or prior to Closing Time.

                  (k) Accountants' Comfort Letter.

                  On the date of the execution of this Agreement, the U.S. Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance reasonably satisfactory to the U.S. Representatives, together with copies of such letter for each of the other U.S. Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                  (l) Bring-down Comfort Letter.

                  At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (m) Approval of Listing.

                  At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (n) Purchase of Initial International Securities.

                  Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

                  (o) Conditions to Purchase of U.S. Option Securities.

                  In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company and the Selling Shareholder contained herein and the statements in any certificates furnished by the Company, any Subsidiary and the Selling Shareholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                           (i) OFFICERS' CERTIFICATE.

                  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

                           (ii) OPINIONS OF COUNSEL.

                  The favorable opinions of Carter, Ledyard & Milburn, Appleby Spurling & Kempe, John T. Landry, Jr., Grimaldi Clifford Chance, and Bulhoes Pedreira, Bulhoes Carvalho & Advogados Associados, each in form reasonably satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b), (c), (d), (e) and (f) hereof.

                           (iii) OPINION OF COUNSEL FOR U.S. UNDERWRITERS.

                  The favorable opinion of Shearman & Sterling, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

                           (iv) Bring-down Comfort Letter.

                  A letter from Deloitte & Touche LLP in form and substance reasonably satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(l) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (p) Additional Documents.

                  At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such other documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

                  (Q) TERMINATION OF AGREEMENT.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                  SECTION 6. INDEMNIFICATION.

                  (A) INDEMNIFICATION OF U.S. UNDERWRITERS AND OTHERS.

                  The Company and the Selling Shareholder jointly and severally agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and manner set forth in clauses (i), (ii), (iii) and (iv) below.

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of non-U.S. jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved Securities to eligible employees and persons having business relationship with the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectus, not misleading;

                  (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholder; and

                  (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity, as to any preliminary prospectus, shall not inure to the benefit of any person on account of any loss, liability, claim, damage, or expense arising from the sale of the Securities to any person by the U.S. Underwriters if the U.S. Underwriters failed to send or give a copy of any subsequent preliminary prospectus or the U.S. Prospectus to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or mission or alleged omission of a material fact in such preliminary prospectus was corrected in the subsequent preliminary prospectus or the U.S. Prospectus, unless such failure resulted from noncompliance by the Company with
Section 3(d) hereof; and PROVIDED further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the

Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) (the "Furnished Information").

                  (b) Indemnification of the Company, the Selling Shareholder and Others.

                  Each U.S. Underwriter severally agrees to indemnify and hold harmless the Selling Shareholder, the Company, the Company's directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information.

                  (c) Actions against Parties; Notification.

                  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholder. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement without Consent if Failure to Reimburse.

                  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (e) Indemnification for Reserved Securities.

                  In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees and persons having business relationships with the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

                  (f) Other Agreements with Respect to Indemnification.

                  The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to indemnification.

                  SECTION 7. CONTRIBUTION.

                  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company and the Selling Shareholder on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus (or, if Rule 434 is used, the corresponding location on the Term Sheet), bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

                  The relative fault of the Company and the Selling Shareholder on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in section 6(a)(ii)(A) hereof.

                  The Company and the Selling Shareholder and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be. The U.S. Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto, and not joint.

                  The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to contribution.

                  SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

                  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Shareholder submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholder, and shall survive delivery of the Securities to the U.S. Underwriters.

                  SECTION 9. TERMINATION OF AGREEMENT.

                  (a) Termination; General.

                  The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                  (B) LIABILITIES.

                  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

                  SECTION 10. DEFAULT BY ONE OR MORE OF THE U.S. UNDERWRITERS.

                  If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, the non-defaulting U.S. Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the U.S. Underwriters to purchase and of the Selling Shareholder to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either (i) the U.S. Representatives or
(ii) the Company and the Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section.

                  SECTION 11. DEFAULT BY THE SELLING SHAREHOLDER OR THE COMPANY.

                  (a) If the Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at the option of the U.S. Representatives, by notice from the U.S. Representatives to the Company, either (a) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the Company has agreed to sell hereunder. No action taken pursuant to this Section shall relieve the Selling Shareholder so defaulting from liability in respect of such default.

                  In the event of a default by the Selling Shareholder as referred to in this Section, each of the U.S. Representatives and the Company shall have the right to postpone Closing Time or the relevant Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

                  (b) If the Company shall fail at Closing Time or at a Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; PROVIDED, HOWEVER, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability in respect of such default.

                  SECTION 12. NOTICES.

                  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by fax or any other standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives c/o Merrill Lynch at North Tower, World Financial Center, New York, New York 1028, Attention: General Counsel, fax 212-449-3207. Notice to the Company and the Selling Shareholder shall be directed to Edwin S. Hetherington, Corporate Secretary, at 20 Upper Ground, London SEI 9PF, England. fax 011-44-20-7805-5916.

                  SECTION 13. PARTIES.

                  This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Selling Shareholder and their respective successors, and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Selling Sharehodler and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 14. GOVERNING LAW AND TIME.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 15. EFFECT OF HEADINGS.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company and the Selling Shareholder in accordance with its terms.

                                             Very truly yours,

                                             ORIENT-EXPRESS HOTELS LTD.


                                             By:________________________________
                                                   Name:
                                                   Title:

                                             SEA CONTAINERS LTD.


                                             By:________________________________
                                                   Name:
                                                   Title

CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
LAZARD FRERES & CO. LLC
SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC
By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By:________________________________
         Authorized Signatory
For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   Schedule I

                   Subsidiaries for purposes of this Agreement

                                                                      Property Owned
                                                                      --------------
Orient-Express Hotels Inc. (Delaware).................................................
Windsor Court Hotel L.P. (Delaware)................................Windsor Court Hotel
Charleston Place Holdings Inc. (Delaware)......................Charleston Place Hotel*
Hotel Cipriani S.p.A. (Italy)...........................................Cipriani Hotel
Companhia Hoteis Palace (Brazil)......................................Copacabana Hotel
`21' Club Inc. (New York)....................................................`21' Club
Inn at Perry Cabin Corp. (Maryland).................................Inn at Perry Cabin
Keswick Hall Inc. (Virginia)..............................................Keswick Hall
Societe Hoteliere de Baie Longue S.A. (France)..............................La Samanna
Societe de la Cite S.A. (France)......................................Hotel de la Cite
Island Hotel (Madeira) Ltd. (U.K.).......................................Reid's Palace
Grampiam Investimentos Hoteleiro S.A. (Portugal)..................Hotel Quinta do Lago
Hotelapa Investimentos Hoteleiro S.A. (Portugal)...........................Lapa Palace
SGE Societa Gestione Esercizi S.P.A. (Italy)...........................Hotel Splendido
SGE Societa Gestione Esercizi S.P.A. (Italy)..........................Splendido Mare**
Alberghiera Fiesolana S.P.A. (Italy).................................Villa San Michele
Byblos Srl (Italy)........................................................Hotel Caruso
Venice Simplon-Orient-Express Ltd. (U.K.)..........Venice Simplon-Orient-Express Train
Northern Belle Ltd. (U.K.)..........................................Nothern Bell Train
Mount Nelson Hotel Ltd. (U.K.)......................................Mount Nelson Hotel
80 Westcliff Pty. Ltd. (South Africa)..................................Westcliff Hotel
Gametrackers Botswana Pty. Ltd. (Botswana)..............................Gametrackers**
Observatory Hotel Pty. Ltd. (Australia)..............................Observatory Hotel
Lilianfels Hotel Pty. Ltd. (Australia)...............................Lilianfels Hotels
Vessel Holdings 2 Ltd. (Bermuda)......................................Road to Mandalay

*  19.9% interest
** leased


                                     Sch. 1

                                   SCHEDULE A


Name of U.S. Underwriter                                            Number of
                                                                    Initial U.S.
                                                                    Securities
                                                                    ----------
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated......................................
Lazard Freres & Co. LLC ..........................................
Salomon Smith Barney Inc..........................................
Banc of America Securities LLC....................................


Total.............................................................  8,000,000
                                                                    ---------


                                    Sch. A-1

                                   SCHEDULE B
                               Selling Shareholder


                         Number of Initial U.s.     Maximum Number of U.s.
                         Securities to be Sold      Option Securities to be Sold
                         ---------------------      ----------------------------
Sea Containers Ltd.             4,000,000                    1,200,000


                                    Sch. B-1

                                   SCHEDULE C

                           Orient-Express Hotels, Ltd.

                         8,000,000 Class A Common Shares
                            (Par value $ 0.01 each,)


                  The initial public offering price per share, for the Securities, determined as provided in said Section 2, shall be $o.

                  The purchase price per share, for the U.S. Securities to be paid by the several U.S. Underwriters shall be $o, being an amount equal to the initial public offering price set forth above less $o per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.


                                    Sch. C-1

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                  (i) The Registration Statement, [including any Rule 462(b) Registration Statement,] has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement [or any Rule 462(b) Registration Statement] has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (ii) The Registration Statement, [including any Rule 462(b) Registration Statement,] the Rule 430A Information [and the Rule 434 Information, as applicable,] the Prospectuses and each amendment or supplement to the Registration Statement and the Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedule and other financial data included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  [(iii) If Rule 434 has been relied upon, the Prospectuses were not "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.]

                  (iv) The form of certificate used to evidence the Common Shares complies in all material respects with the requirements of the New York Stock Exchange.

                  (v) To the best of our knowledge, except as described in the Registration Statement and the Prospectuses, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any if its subsidiaries is subject, before or brought by any court or governmental agency or body within the United States, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to affect materially and adversely the properties or assets of the Company and its subsidiaries considered as one enterprise or the consummation of the transactions contemplated in the U.S. Purchase Agreement and International Purchase Agreement or the performance by the Company of its obligations thereunder.

                  (vi) The information in the Prospectuses under "Material Tax Considerations--Material U.S. Federal Income Tax Considerations," and "Our Separation from Sea Containers" and in the Registration Statement in the last two paragraphs of Item 14, to the extent that it constitutes matters of United States Federal or New York State law, summaries of legal matters or legal conclusions, has been reviewed by us and is correct in all material respects.

                  (vii) To the best of our knowledge, there are no provisions of United States Federal or New York State statutes or regulations, or any provision of the Delaware General Corporation Law, that is required to be described in the Prospectuses and is not described.

                  (viii) All descriptions in the Registration Statement of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate summaries in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                  (ix) To the best of our knowledge, no default by the Company or any of the subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

                  (x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States Federal or New York State court or governmental authority or agency (other than those obtained under the 1933 Act and the 1933 Act Regulations, or those which may be required under the securities or blue sky laws of New York, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery by the Company of the U.S. Purchase Agreement and the International Purchase Agreement or for the offering, issuance, sale or delivery of the Securities to be sold by the Company.

                  (xi) The execution, delivery and performance by the Company of the U.S. Purchase Agreement and the International Purchase Agreement, the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds," but not including the proposed spin-off distribution of Common Shares by the Selling Shareholder as described in the Prospectuses under the caption "Our Separation from Sea Containers") and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement (A) do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a violation or breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument which is listed in Schedule A hereto or described in or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement, and to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), or (B) will not result in any violation by the Company or any Subsidiary of the Delaware Corporation Law or of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court of the United States of America or the State of New York having jurisdiction over the Company or any subsidiary of their respective properties, assets or operations.

                  (xii) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the U.S., Representatives and the Lead Managers and counsel for the U.S. Representatives and the Lead Managers in connection with the preparation of the Registration Statement and the Prospectuses, and have considered the matters required to be stated therein and the statements contained therein and, although we have not independently verified the accuracy, completeness or fairness of such statements (except as indicated in paragraphs
(vi) and (viii) above), we advise you that, on the basis of the foregoing, no facts have come to our attention that cause us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for the financial statements, notes and schedule and other financial and statistical data derived from the financial statements, included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses or any amendment or supplement thereto (except for the financial statements, notes and schedule and other financial and statistical data derived from the financial statements, included therein or omitted therefrom, as to which we make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the date of this opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Our opinion set forth in paragraph (xi) hereof is based upon the Company's and the Selling Shareholder's representations that they intend to apply the proceeds received from the sale of the Securities in a manner permitted or required by the covenants of the indentures, credit agreements or other instruments listed in Schedule A that restrict the use of the proceeds received from asset sales.

         No opinion is expressed herein as to any laws other than the laws of the United States of America and the State of New York and the General Corporation Law of the State of Delaware. With respect to the indentures, credit agreements and other instruments listed in Schedule A hereto, we point out that a number of such indentures, credit agreements or instruments are governed by laws other than the laws of the State of New York, but that in rendering the opinion set forth in paragraph (xi) above, we have assumed that each such indenture, credit agreement or instrument was governed by the laws of the State of New York

         [In rendering this opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Selling Shareholder and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).]

                             Schedule A to Exhibit A


                           [List of Credit Agreements]

                                                                       Exhibit B

                  FORM OF OPINION OF COMPANY'S BERMUDA COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)


7 August 2000

Merrill Lynch & Co;
Lazard Freres & Co. LLC;
Salomon Smith Barney;
Bank of America Securities LLC
(collectively the "U.S. Underwriters")
The International Managers named in the Second Schedule to this opinion


Dear Sirs

ORIENT-EXPRESS HOTELS LTD (THE "COMPANY")
-----------------------------------------

We have acted as legal counsel in Bermuda to the Company and this opinion as to Bermuda law is addressed to you with respect to the issue and sale by the Company to the U.S. Underwriters and International Managers of newly issued class A common shares, par value $0.01 each (the "Common Shares") of the Company pursuant to the terms of the U.S. Purchase Agreement and the International Purchase Agreement. Opinion paragraph (i) is addressed to you further in respect to Vessel Holdings 2 Ltd. (the "Subsidiary") referred to in the terms of the U.S. Purchase Agreement and the International Purchase Agreement. This opinion is delivered pursuant to section 5(c) of the U.S. Purchase Agreement and section 5(c) of the International Purchase Agreement in connection with the following documents:

                  (i) the Registration Statement;

                  (ii) the U.S. Purchase Agreement;

                  (iii) the International Purchase Agreement; and

                  (iv) the Prospectus.

(The U.S. Purchase Agreement and International Purchase Agreement together referred to as the "PURCHASE Agreements". The U.S. Underwriters and International Managers together referred to as the "UNDERWRITERS". All Common Shares the subject of the Registration Statement and Prospectus and sold by the Company to the Underwriters pursuant to the terms of the Purchase Agreements are collectively referred to herein as the "SECURITIES");

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined in the First Schedule to this opinion) (the "Documents"). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the PURCHASE AGREEMENTS.


Assumptions


In stating our opinion we have assumed:-

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

(b)      the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Purchase Agreements);

(d) that any factual statements made in any of the Documents are true, accurate and complete;

(e) that the Purchase Agreements constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(f) that the Purchase Agreements have been validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Company purportedly delivered the Purchase Agreements has actually received and accepted delivery of such Purchase Agreements;

(g) that the Purchase Agreements will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws by which they are expressed to be governed;

(h) that the Purchase Agreements are in the proper legal form to be admissible in evidence and enforced in the courts, and in accordance with the laws, of the jurisdiction by which they are expressed to be governed;


                                   Exh. B 2

(i) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Purchase Agreements or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Purchase Agreements is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(j) that the records that were the subject of the Company Search made on [DATE], were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

(k) that the records that were the subject of the Litigation Search made on [DATE] were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

(l) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions passed by, both the Board of Directors of the Company at board meetings which were duly convened and at which a duly constituted quorum was present and voting throughout, Sea Containers Ltd. as sole shareholder of the Company pursuant to unanimous adopted written resolutions;

(m) that the Underwriters have no express or constructive knowledge of any circumstance whereby any Director of the Company, when the Board of Directors of the Company passed the applicable Resolutions, failed to discharge his fiduciary duty owed to the Company and to act honestly and in good faith with a view to the best interests of the Company;

(n) that the Company has entered into its obligations under the Purchase Agreements in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Purchase Agreements would benefit the Company;

(o) that each transaction to be entered into pursuant to the Purchase Agreements is entered into in good faith and for full value and will not have the effect of preferring one creditor over another; and

[(p) that each of the Purchase Agreements is executed in the form of the executed Purchase Agreements that we have examined for the purposes of this opinion.]


                                   Exh. B 3

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:-

(1) Each of the Company and the Subsidiary is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of Bermuda.

(2) The Company has all requisite corporate power and authority under its Constitutional Documents to own, lease, manage and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreements.

(3) The Purchase Agreements have been duly authorised, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

(4) The authorized, issued and outstanding Common Shares of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreements or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the issued and outstanding Common Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding Common Shares of the Company were issued in violation of any pre-emptive or other similar rights of any security holder of the Company.

(5) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the terms of the Purchase Agreements, and, when issued and delivered by the Company pursuant to the terms of the Purchase Agreements, against payment of the consideration set forth in the Purchase Agreements, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability with respect to the debts or obligations of the Company solely by reason of being such a holder.

(6) The issuance of the Securities is not subject to pre-emptive or other similar rights afforded any security holder of the Company pursuant to the Constitutional Documents.

(7) The form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements of Bermuda and with any applicable requirements of the bye-laws of the Company.

(8) Based solely on the results of the Litigation Search there is not pending or threatened any action, suit, proceeding, inquiry or investigation in Bermuda, to


                                   Exh. B 4
         which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, in Bermuda, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreements or the performance by the Company of its obligations thereunder

(9) The information in the Prospectus under "Description of Common Shares", "Business--Litigation", "Material Tax Considerations--Material Bermuda Tax Considerations" and in the Registration Statement under Items 14 and 15, to the extent that it constitutes matters of Bermuda law, or legal conclusions with respect thereto, are accurate in all material respects.

(10) Neither the execution, delivery or performance by the Company of the Purchase Agreements nor the consummation of the transactions contemplated in the Purchase Agreements and the Registration Statement (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") will conflict with or result in a breach or default of (i) the Company's Constitutional Documents, or
         (ii) any law or regulation of Bermuda.

(11) No consent, approval, authorisation or order of, or registration or qualification or filing of or with, any Bermuda governmental agency or Bermuda governmental body or, to the best of our knowledge, any Bermuda court is required for the performance by the Company of its obligations under the Purchase Agreements, except the consent of the Bermuda Monetary Authority to the issue by the Company of the Securities (which consent has been obtained) and the filing of the Prospectus with the Registrar of Companies in Bermuda.

(12) The choice of the laws of the State of New York to govern the Purchase Agreements is a proper, valid and binding choice of law and will be recognized and applied by the Courts of Bermuda, assuming that such choice of law is a valid and binding choice of law under the laws of the State of New York, and the point is specifically pleaded.

(13) There are no Bermuda capital, stamp or other issuance taxes or duties payable in Bermuda in connection with the issuance, sale and delivery of the Securities to the Underwriters, or the consummation of any of the other transactions contemplated in the Purchase Agreements.


(i)      Reservations


We have the following reservations:-


                                   Exh. B 5

(a) The term "enforceable" as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b) We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Purchase Agreements. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive either any provision of law (whether substantive or procedural) or any right or remedy.

(b) Enforcement of the obligations of the Company under the Purchase Agreements may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

(d) Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(f) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g) We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Purchase Agreements by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(h) Where a person is vested with discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(i) Any provision in the Purchase Agreements that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.


                                   Exh. B 6

(j) We express no opinion as to the validity or binding effect of any provision of the Purchase Agreements which provides for the severance of illegal, invalid or unenforceable provisions.

(m) A Bermuda court may refuse to give effect to any provisions of the Purchase Agreements in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(n) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

         (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

         (ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

         (iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded;

         (iv) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

         (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Companies Act 1981 (Bermuda).

(o) In order to issue this opinion we have carried out the Company Search on [DATE]and have not enquired as to whether there has been any change since that date.

(p) In order to issue this opinion we have carried out the Litigation Search on [DATE] and have not enquired as to whether there has been any change since that date.


                                   Exh. B 7

[(q) In paragraph (1) above, the term "good standing" means that the Company has received a Certificate of Compliance from the Registrar of Companies.

(r) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

DISCLOSURE

                  This opinion is addressed to you in connection with the issue and sale of the Securities to the Underwriters pursuant to the terms of the Purchase Agreements and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent.

                  This opinion is addressed to you solely for the benefit of the Underwriters and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

                  This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,


APPLEBY, SPURLING & KEMPE


                                   Exh. B 8

                               (a) FIRST SCHEDULE

1. copy of a Registration Statement on Form S-1, Registration No.333-12030 dated [3 JULY], 2000 with respect to the Securities (the "REGISTRATION STATEMENT")

2. copy of the preliminary prospectus, issued by the Company dated [3 JULY], 2000 issued in connection with the offering of the Securities (the "PROSPECTUS").

3. [Faxed copy of] executed U.S. Purchase Agreements dated [], among the Company, Sea Containers Ltd. and each U.S. Underwriter (the "U.S. PURCHASE AGREEMENTS").

4. [Faxed copy of] executed International Purchase Agreements, dated [], among the Company, Sea Containers Ltd. and each International Manager (the "INTERNATIONAL PURCHASE AGREEMENT").

5. a copy of the permission dated 31 MAY, 2000 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the proposed offer and sale of the Securities and subsequent free transferability of such shares ;

6. a copy of the records of the proceedings of the Board of Directors of the Company dated 19 May, 2000 and 25 May, 2000 and of the unanimous written resolutions of the Sole Shareholder of the Company adopted on 19 May, 2000 and 25 May, 2000 relating to the transactions pursuant to which the Securities have been or are to be issued (the "RESOLUTIONS"), including subscription and purchase of the Securities pursuant to the terms of the Underwriting Agreements, the filing of the Registration Statement and the Listing Application together with agreements and corporate records relating thereto;.

7. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on [DATE] (THE "COMPANY SEARCH").

8. The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on [DATE] in respect of the Company (the "LITIGATION SEARCH").

9. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws adopted [DATE] for the Company (collectively referred to as the "CONSTITUTIONAL DOCUMENTS").

10. A CERTIFICATE OF COMPLIANCE, dated [DATE] issued by the Ministry of Finance in respect of the Company.

11. A certified copy of the "FOREIGN EXCHANGE LETTER", dated [DATE], issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

12.      CERTIFICATE OF INCUMBENCY in respect of the Company dated [DATE].

13. A certified copy of the "TAX ASSURANCE", dated [DATE], issued by the Registrar of Companies for the Minister of Finance in relation to the Company

14. A certified copy of the REGISTER OF SHAREHOLDERS in respect of the Company.

15. A certified copy of the REGISTER OF DIRECTORS AND OFFICERS in respect of the Company.

16. [An OFFICERS CERTIFICATE (the "Certificate") dated [DATE] and signed by [NAME OF OFFICER] [a Director/the [TITLE]]. of the Company. (iF NECESSARY)]

                                 SECOND SCHEDULE


                               U. S. UNDERWRITERS

                               Merrill Lynch & Co;
                            Lazard Freres & Co. LLC;
                            Salomon Smith Barney; and
                         Bank of America Securities LLC


                             International Managers

                                                                     Exhibit C-1

August   , 2000


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Lazard Freres & Co. LLC
Salomon Smith Barney
Banc of America Securities LLC
 as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower
World Financial Center
New York, NY 10281

Re:      ORIENT-EXPRESS HOTELS LTD.
         CLASS A COMMON SHARES

Ladies and Gentlemen:

I am Vice President of and Counsel to Orient-Express Properties Inc. ("OEPI"), a Delaware company which is a subsidiary of Orient-Express Hotels Ltd. ("OEHL"), a Bermuda company which has executed and delivered to you a U.S. Purchase Agreement and an International Purchase Agreement, each dated August __, 2000 (collectively referred to herein as the "Purchase Agreement") relating to the purchase and sale of the Class A common shares of OEHL. Unless otherwise defined herein, all terms defined in the Purchase Agreement are used herein with the meanings ascribed to them in the Purchase Agreement.

I am also an officer of and counsel to the following subsidiaries of OEPI:
Windsor Court Hotel Inc. ("WCH Inc."), a Delaware corporation which is the general partner of Windsor Court Hotel Limited Partnership ("WCH LP"), a Delaware limited partnership, '21' Club, Inc. ("'21' Club"), a New York corporation, and Charleston Place Holdings Inc. ("CPH Inc."), a Delaware corporation. OEPI, WCH Inc., WCH LP, '21' Club and CPH Inc. are collectively referred to herein as the "Companies" and individually as a "Company". In my capacity as an officer of and counsel to the Companies I have examined the Purchase Agreement, the Registration Statement and the Prospectuses and all such other agreements, certificates and statements of governmental officials and of officers and other representatives of the Companies and other documents as I have deemed necessary to confirm the basis for this opinion. In such examination, I have assumed the genuiness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals (and the authenticity of such originals) of all documents submitted to me as copies.


                                    Exh. C-1

Based upon and subject to the foregoing and to the qualifications expressed below, I advise you that in my opinion:

                  (i) Each Company other than '21' Club and WCH LP has been duly incorporated and is a validly existing corporation in good standing under Delaware law; '21' Club has been duly incorporated and is in good standing under New York law; and WCH LP has been duly organized and is a validly existing limited partnership in good standing under Delaware law.

                  (ii) All of the issued and outstanding capital stock of each Company which is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and, is owned by its immediate parent free and clear of any security interest, mortgage, pledge, lien, encumbrance or equity specifically binding on OEHL, except that all of the outstanding shares of `21' Club are pledged to The Bank of Nova Scotia as agent pursuant to the Credit Agreement between `21' Club and The Bank of Nova Scotia as agent dated March 15, 1996. None of the outstanding capital stock of any Company which is a corporation was issued in violation of the preemptive or similar rights of any securityholder of such Company.

                  (iii) Each Company has corporate or other legal power and authority to own, lease, manage and operate its properties and to conduct its business as described in the Prospectuses.

                  (iv) Each Company is duly qualified as a foreign corporation or partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (v) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which any Company is a party, or to which the property of any Company is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof.

                  (vi) All descriptions in the Registration Statement of contracts and other documents to which any Company is a party are accurate in all material respects.

                  (vii) To the best of my knowledge, no Company is in violation of its charter or by-laws and no default by any Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

                  (viii) The consummation of the transactions contemplated in the Registration Statement (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") do


                                    Exh. C-2
not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which a Company is a party or by which it may be bound, or to which any of the property or assets of a Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or byelaws of any Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any Company or any of their respective properties, assets or operations.

This opinion is limited to the laws of the State of New York, the corporate and limited partnership laws of the State of Delaware, and the federal laws of the United States.

This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion may not be used or relied upon by or published or communicated to any person or entity, other than you and your counsel, for any purpose whatsoever without my prior written consent in each instance; except, however, that his opinion may be shown to those persons entitled to examine your books and records by laws applicable to you.


Sincerely,


John T. Landry, Jr.
Vice President and Counsel


                                    Exh. C-3

                                                                     Exhibit C-2

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Lazard Freres & Co. LLC
Salomon Smith Barney
Banc of America Securities LLC
as U.S. Representatives of the several U.S. Underwriters
c/o      Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
         North Tower
         World Financial Center
         New York, NY 10281


Re:      ORIENT-EXPRESS HOTELS LTD.
         CLASS A COMMON SHARES

Ladies and Gentlemen:

In our capacity as local counsel for Orient-Express Hotels Ltd. ("OEHL") in relation to the matters concerning its Italian subsidiary Hotel Cipriani S.p.A. of Venice, Italy (hereinafter called the "Company"), we are rendering the present opinion pursuant to the provisions of section 5(c) of a U.S. Purchase Agreement executed and delivered to you by OEHL, dated ______ August 2000 and relating to the purchase and sale of the Class A common shares of OEHL.

We have examined a copy of the said Purchase Agreement, of the Registration Statement and of the Prospectus and all such other agreements, certificates and statements of governmental officials and officers and other representatives of the Company and other documents as we have deemed necessary to confirm the basis for this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies.

Based upon and subject to the foregoing and to the qualifications expressed below, we advise you that in our opinion:

(i) The Company has been duly incorporated and is a validly existing company in good standing under Italian law.

(ii) The Company has corporate power and authority to own, lease, manage and operate its properties and to conduct its business as described in the Prospectuses.


                                    Exh. C-4

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iv) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation in Italy, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof.

(v) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects;

(vi) To the best of our knowledge, neither the Company nor any subsidiary is in violation of its charter or bye-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

(vii) The consummation of the transactions contemplated in the Registration Statement (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or repayment event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bye- laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

The Company is incorporated in Italy. Accordingly, this opinion is limited to the laws of Italy.


                                    Exh. C-5

This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion may not be used or relied upon by or published or communicated to any person or entity, other than you and your counsel, for any purpose whatsoever without my prior written consent in each instance; except, however, that this opinion may be shown to those persons entitled to examine your books and records by laws applicable to you.

Sincerely,


AVV. CARMELO ALESSIO


                                    Exh. C-6

                                                                     Exhibit C-3

                                                   Rio de Janeiro, August , 2000

To MERRIL LYNCH & CO.
Merril Lynch, Pierce, Fenner & Smith Incorporated
Lazard Freres & Co. LLC
Salomon Smith Barney
Banc of America Securities LLC
as U.S. Representatives of the several U.S. Underwriters
c/o Merril Lynch & CO
Merril Lynch, Pierce, Fenner & Smith Incorporated
North Tower, World Financial Center
New York, NY 10281
Estados Unidos da America do Norte

Re.:     ORIENT-EXPRESS HOTELS LTD.
         CLASS A COMMON SHARES


Ladies and Gentlemen,


We are counsel to Companhia Hoteis Palace ("Company"), a Brazilian corporation, which is a subsidiary of Sea Containers Ltd. ("SCL"), who, together with its wholly-owned subsidiary Orient Express Hotels Ltd. ("OEHL"), a Bermuda company, have executed and delivered to you a U.S. Purchase Agreement and an International Purchase Agreement, each dated August , 2000 (collectively referred to herein as the "Purchase Agreement") relating to the purchase and sale of the Class A common shares of OEHL. Unless otherwise defined herein, all terms defined in the Purchase Agreement are used herein with the meanings ascribed to them in the Purchase Agreement.

In connection with this opinion, we have examined the Purchase Agreement, the Registration Statement and the Prospectuses as well as the bye laws and all such other agreements, certificates and statements of governmental officials and of officers and other representatives of the Company and other documents as we have deemed necessary to confirm the basis for this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies..

The opinions herein expressed are limited to questions arising under the constitution and the laws of the Federative Republic of Brazil and the laws of its political subdivisions and we do not purport to express any opinion on any question arising under the laws of any other jurisdiction.

Based upon and subject to the foregoing and to matters not disclosed to us, we advise you that, in our opinion:

         (i) The Company has been duly incorporated and is a validly existing company in good standing under Brazilian law.

         (ii) The Company has corporate power and authority to own, lease, manage and operate its properties and to conduct its business as described in the Prospectuses.


                                    Exh. C-7

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (iv) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation in Brazil, to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof.

         (v) All descriptions in the Registration Statement of contracts and other documents to which the Company is a part are accurate in all material respects;

         (vi) To the best of our knowledge, the Company is not in violation of its charter or bye-laws and no default by the Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

         (vii) The consummation of the transactions contemplated in the Registration Statement (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or repayment event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known tome, to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the [charter or bye-laws] of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

                  This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stade herein. This opinion may not be used or relied upon by or published or communicated to any person or entity, other than you and your counsel, for any purpose whatsoever without my prior written consent in each instance; except, however, that his opinion may be shown to those persons entitled to examine your books and records by laws applicable to you. We expressly disclaim any duty to update this letter in the future in the event there are any changes in relevant fact or law that may change or otherwise affect any of the opinions expressed herein.

Very truly yours,

Bulhoes Pedreira, Bulhoes Carvalho & Advogados Associados


                                    Exh. C-8

                                                                       Exhibit D

                  FORM OF OPINION OF THE SELLING SHAREHOLDER'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(e)

         (i) To the best of our knowledge, except as described in the Registration Statement and the Prospectuses, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Selling Shareholder is a party or to which the property of the Selling Shareholder is subject, before or brought by any court or governmental agency or body within the United States, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to affect materially and adversely the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement, or the performance by the Selling Shareholder of its obligations thereunder.

         (ii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States Federal or New York State court or governmental authority or agency (other than those obtained under the 1933 Act and the 1933 Act Regulations, which have been obtained, or those which may be required under the securities or blue sky laws of New York, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery by the Selling Shareholder of the U.S. Purchase Agreement and the International Purchase Agreement or for the offering, issuance, sale or delivery of the Securities being sold by the Selling Shareholder.

         (iii) The execution, delivery and performance by the Selling Shareholder of the U.S. Purchase Agreement and the International Purchase Agreement, the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and the Registration Statement (not including the proposed spin-off distribution of Common Shares by the Selling Shareholder as described in the Prospectuses under the caption "Our Separation from Sea Containers") and compliance by the Selling Shareholder with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement (A) do not and will not, whether with or without the giving of notice or passage of time or both, constitute a violation or breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder, its significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X) or GE SeaCo SRL pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument which is listed in Schedule A hereto, or is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement (except for such liens, charges or encumbrances that would not result in a Selling Shareholder Material Adverse Effect), and (B) will not result in any violation by the Selling Shareholder of any applicable United States federal or New York State law, statute, rule, regulation, judgment, order, writ or decree, known to us of any United States federal or New York State government


                                    Exh. D 1
instrumentality or court having jurisdiction over the Selling Shareholder or any of its properties, assets or operations.

         (iii) Assuming that (i) the certificate or certificates representing the Securities to be sold by the Selling Shareholder pursuant to the U.S. Purchase Agreement and the International Purchase Agreement have been effectively indorsed in blank in accordance with NYUCC Article 8 and (ii) the Underwriters are without notice of any adverse claim to the Securities, then, upon the Underwriters' acquiring possession of such certificate or certificates for the Securities and paying the purchase price therefor pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, each Underwriter will be a "protected purchaser" of the Securities to be purchased by it (within the meaning of Section 8-303 of the NYUCC) and will acquire such Securities (including, without limitation, all rights that the Selling Shareholder has the power to transfer in such Securities) free of any adverse claim.


                                    Exh. D 2

                                                                       Exhibit E

                  FORM OF OPINION OF THE SELLING SHAREHOLDER'S
            BERMUDA COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(f)


7 August 2000

Merrill Lynch & Co;
Lazard Freres & Co. LLC;
Salomon Smith Barney;
Bank of America Securities LLC
(collectively the "U.S. Underwriters")
The International Managers named in the Second Schedule to this opinion

Dear Sirs

SEA CONTAINERS LTD. (THE "SELLING SHAREHOLDER")

We have acted as legal counsel in Bermuda to the Selling Shareholder and this opinion as to Bermuda law is addressed to you with respect to the sale by the Selling Shareholder, of previously issued class A common shares, par value $0.01 each (the "Common Shares") of Orient-Express Hotels Ltd. (the "Company") owned by the Selling Shareholder to the U.S. Underwriters and International Managers pursuant to the terms of the U.S. Purchase Agreement and the International Purchase Agreement. This opinion is delivered pursuant to section 5(f) of the U.S. Purchase Agreement and section 5(f) of the International Purchase Agreement in connection with the following documents:

(i)      THE REGISTRATION STATEMENT;

(ii)     THE U.S. PURCHASE AGREEMENT;

(iii)    THE INTERNATIONAL PURCHASE AGREEMENT; AND

(iv)     THE PROSPECTUS.

         (The U.S. Purchase Agreement and International Purchase Agreement together referred to as the "PURCHASE AGREEMENTS". The U.S. Underwriters and International Managers together referred to as the "Underwriters". All Common Shares sold by the Selling Shareholder to the Underwriters pursuant to the terms of the Purchase Agreements are collectively referred to herein as the "SECURITIES");

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined in the First Schedule to this opinion) (the


                                    Exh. E 1

"Documents"). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the PURCHASE AGREEMENTS.


Assumptions


In stating our opinion we have assumed:-

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

(d)      the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents (other than the Selling Shareholder in respect of the Purchase Agreements);

(d) that any factual statements made in any of the Documents are true, accurate and complete;

(p) that the Purchase Agreements constitute the legal, valid and binding obligations of each of the parties thereto, other than the Selling Shareholder, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(q) that the Purchase Agreements have been validly authorised, executed and delivered by each of the parties thereto, other than the Selling Shareholder, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Selling Shareholder purportedly delivered the Purchase Agreements has actually received and accepted delivery of such Purchase Agreements;

(r) that the Purchase Agreements will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws by which they are expressed to be governed;

(s) that the Purchase Agreements are in the proper legal form to be admissible in evidence and enforced in the courts, and in accordance with the laws, of the jurisdiction by which they are expressed to be governed;

(t) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Purchase Agreements or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Purchase Agreements is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the


                                    Exh. E 2
         parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(u) that the records that were the subject of the Company Search made on [DATE], were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

(v) that the records that were the subject of the Litigation Search made on [DATE] were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

(w) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, accurately record the resolutions passed by the Board of Directors of the Selling Shareholder in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout;

(x) that the Underwriters have no express or constructive knowledge of any circumstance whereby any Director of the Selling Shareholder, when the Board of Directors of the Selling Shareholder passed the Resolutions, failed to discharge his fiduciary duty owed to the Selling Shareholder and to act honestly and in good faith with a view to the best interests of the Selling Shareholder;

(y) that the Selling Shareholder has entered into its obligations under the Purchase Agreements in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Purchase Agreements would benefit the Selling Shareholder;

(z) that each transaction to be entered into pursuant to the Purchase Agreements is entered into in good faith and for full value and will not have the effect of preferring one creditor over another; and

[(p) that each of the Purchase Agreements is executed in the form of the executed Purchase Agreements that we have examined for the purposes of this opinion.]


OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:-

(1) The Selling Shareholder is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of Bermuda.


                                    Exh. E 3

(2) The Purchase Agreements have been duly authorised, executed and delivered by the Selling Shareholder and constitute valid and binding obligations of the Selling Shareholder enforceable against the Selling Shareholder in accordance with their respective terms.

(3) The Securities have been duly authorized for sale and delivery to the Underwriters pursuant to the terms of the Purchase Agreements, and, when sold and delivered by the Selling Shareholder pursuant to the terms of the Purchase Agreements, against payment of the consideration set forth in the Purchase Agreements, will be validly issued, fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability with respect to the debts or obligations of the Company solely by reason of being such a holder.

(9) Based solely on the results of the Litigation Search there is not pending or threatened any action, suit, proceeding, inquiry or investigation in Bermuda, to which the Selling Shareholder is a party, or to which the property of the Selling Shareholder is subject, before or brought by any court or governmental agency or body, in Bermuda, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreements or the performance by the Selling Shareholder of its obligations thereunder.

(10) Neither the execution, delivery or performance by the Selling Shareholder of the Purchase Agreements nor the consummation of the transactions contemplated in the Purchase Agreements and the Registration Statement (including the sale of the Securities) will conflict with or result in a breach or default of (i) the Selling Shareholder's Constitutional Documents, or (ii) any law or regulation of Bermuda.


                                    Exh. E 4

(6) No consent, approval, authorisation or order of, or registration or qualification or filing of or with, any Bermuda governmental agency or Bermuda governmental body or, to the best of our knowledge, any Bermuda court is required for the performance by the Selling Shareholder of its obligations under the Purchase Agreements, except the consent of the Bermuda Monetary Authority to the transfer by the Selling Shareholder of the Securities to the Underwriters (which consent has been obtained).

(7) The choice of the laws of the State of New York to govern the Purchase Agreements is a proper, valid and binding choice of law and will be recognized and applied by the Courts of Bermuda, assuming that such choice of law is a valid and binding choice of law under the laws of the State of New York, and the point is specifically pleaded.

(8) There are no Bermuda capital, stamp or other issuance taxes or duties payable in Bermuda in connection with the transfer, sale and delivery of the Securities to the Underwriters, or the consummation of any of the other transactions contemplated in the Purchase Agreements.

                           (ii) Reservations

We have the following reservations:-

(a) The term "enforceable" as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b) We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Selling Shareholder as set out in the Purchase Agreements. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive either any provision of law (whether substantive or procedural) or any right or remedy.

(d) Enforcement of the obligations of the Selling Shareholder under the Purchase Agreements may be limited or affected by applicable laws from time to time in


                                    Exh. E 5
         effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

(d) Enforcement of the obligations of the Selling Shareholder may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(f) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g) We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Purchase Agreements by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(h) Where a person is vested with discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(i) Any provision in the Purchase Agreements that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(j) We express no opinion as to the validity or binding effect of any provision of the Purchase Agreements which provides for the severance of illegal, invalid or unenforceable provisions.

(m) A Bermuda court may refuse to give effect to any provisions of the Purchase Agreements in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(n) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

                  (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not


                                    Exh. E 6
         yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

                  (ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

                  (iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded;

                  (v) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

                  (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Act.

(o) In order to issue this opinion we have carried out the Company Search on [DATE]and have not enquired as to whether there has been any change since that date.

(p) In order to issue this opinion we have carried out the Litigation Search on [DATE] and have not enquired as to whether there has been any change since that date.

[(q) In paragraph (1) above, the term "good standing" means that the Selling Shareholder has received a Certificate of Compliance from the Registrar of Companies.

(r) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any


                                    Exh. E 7
         way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

DISCLOSURE

                  This opinion is addressed to you in connection with the issue and sale of the Securities to the Underwriters pursuant to the terms of the Purchase Agreements and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent.

                  This opinion is addressed to you solely for the benefit of the Underwriters and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,


APPLEBY, SPURLING & KEMPE


                                    Exh. E 8

                                 FIRST SCHEDULE

17. copy of a Registration Statement on Form S-1, Registration No.333-12030 dated [3 JULY], 2000 with respect to the Securities (the "REGISTRATION STATEMENT")

18. copy of the preliminary prospectus, issued by the Company dated [3 JULY], 2000 issued in connection with the offering of the Securities (the "PROSPECTUS").

19. [Faxed copy of] executed U.S. Purchase Agreements dated [], among the Selling Shareholder, the Company, and each U.S. Underwriter (the "U.S. PURCHASE AGREEMENTS").

20. [Faxed copy of] executed International Purchase Agreements, dated [], among the Selling Shareholder, the Company and each International Manager (the "INTERNATIONAL PURCHASE AGREEMENT").

5 a copy of the permission dated 31 MAY, 2000 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the proposed offer and sale of the IPO Shares and the Selling Shareholders Shares and subsequent free transferability of such shares ;

6. Certified copy of the Minutes of the Meeting of the Board of Directors of the Selling Shareholder held on [DATE] (the "RESOLUTIONS").

7. The entries and filings shown in respect of the Selling Shareholder on the file of the Selling Shareholder maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on [DATE] (THE "COMPANY SEARCH").

8. The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on [DATE] in respect of the Selling Shareholder (the "LITIGATION SEARCH").

9. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws adopted [DATE] for the Selling Shareholder (collectively referred to as the "CONSTITUTIONAL DOCUMENTS").

10. A CERTIFICATE OF COMPLIANCE, dated [DATE] issued by the Ministry of Finance in respect of the Selling Shareholder.

11. A certified copy of the "FOREIGN EXCHANGE LETTER", dated [DATE], issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Selling Shareholder.

12.      CERTIFICATE OF INCUMBENCY in respect of the Selling Shareholder dated
         [DATE].

13. A certified copy of the "TAX ASSURANCE", dated [DATE], issued by the Registrar of Companies for the Minister of Finance in relation to the Selling Shareholder.

14. A certified copy of the REGISTER OF SHAREHOLDERS in respect of the Selling Shareholder.

15. A certified copy of the REGISTER OF DIRECTORS AND OFFICERS in respect of the Selling Shareholder.

16. An OFFICERS CERTIFICATE (the "Certificate") dated [DATE] and signed by [NAME OF OFFICER] [a Director/the [TITLE]]. of the Selling Shareholder. (iF NECESSARY)

                                 SECOND SCHEDULE


                                U.S.UNDERWRITERS

                               Merrill Lynch & Co;
                            Lazard Freres & Co. LLC;
                            Salomon Smith Barney; and
                         Bank of America Securities LLC


                             International Managers


                     [TO BE PROVIDED BY SHEARMAN & STERLING]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1. Representations and Warranties......................................3

    (a) Representations and Warranties by the Company..........................3
    (b) Representations and Warranties by the Selling Shareholder.............12
    (c) Officer's Certificates................................................14

SECTION 2. Sale and Delivery to U.S. Underwriters; Closing....................14

    (a) Initial Securities....................................................14
    (b) Option Securities.....................................................14
    (c) Payment...............................................................15
    (d) Denominations; Registration...........................................16

SECTION 3. Covenants of the Company...........................................16

    (a) Compliance with Securities Regulations and Commission Requests........16
    (b) Filing of Amendments..................................................16
    (c) Delivery of Registration Statements...................................17
    (d) Delivery of Prospectuses..............................................17
    (e) Continued Compliance with Securities Laws.............................17
    (f) Rule 158..............................................................18
    (g) Use of Proceeds.......................................................18
    (h) Listing...............................................................18
    (i) Restriction on Sale of Securities.....................................18
    (j) Reporting Requirements................................................19
    (k) Compliance with NASD Rules............................................19
    (l) Compliance with Rule 463..............................................19

SECTION 4. Payment of Expenses................................................20

    (a) Expenses..............................................................20
    (b) Additional Expenses of the Selling Shareholder........................20
    (c) Termination of Agreement..............................................20
    (d) Allocation of Expenses................................................20

SECTION 5. Conditions of U.S. Underwriters'Obligations........................21

    (a) Effectiveness of Registration Statement...............................21
    (b) Opinion of U.S. Counsel for Company...................................21
    (c) Opinion of Bermuda Counsel for Company................................21
    (d) Opinions of Local Counsel for the Company.............................21
    (e) Opinion of U.S. Counsel for the Selling Shareholder...................22
    (f) Opinion of Bermuda Counsel for the Selling Shareholder................22
    (g) Opinion of Counsel for U.S. Underwriters..............................22
    (h) Opinion of General Counsel for the Company............................22
    (i) Officers'Certificate of the Company...................................23
    (j) Officers'Certificate of the Selling Shareholder.......................23

    (k) Accountants'Comfort Letter............................................23
    (l) Bring-down Comfort Letter.............................................23
    (m) Approval of Listing...................................................24
    (n) Purchase of Initial International Securities..........................24
    (o) Conditions to Purchase of U.S. Option Securities......................24
    (p) Additional Documents..................................................25
    (q) Termination of Agreement..............................................25

SECTION 6. Indemnification....................................................25

    (a) Indemnification of U.S. Underwriters and Others.......................25
    (b) Indemnification of the Company, the Selling Shareholder and Others....27
    (c) Actions against Parties; Notification.................................27
    (d) Settlement without Consent if Failure to Reimburse....................27
    (e) Indemnification for Reserved Securities...............................28
    (f) Other Agreements with Respect to Indemnification......................28

SECTION 7. Contribution.......................................................28

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.....29

SECTION 9. Termination of Agreement...........................................30

    (a) Termination; General..................................................30
    (b) Liabilities...........................................................30

SECTION 10. Default by One or More of the U.S. Underwriters...................30

SECTION 11. Default by the Selling Shareholder or the Company.................31

SECTION 12. Notices...........................................................31

SECTION 13. Parties...........................................................32

SECTION 14. GOVERNING LAW AND TIME............................................32

SECTION 15. Effect of Headings................................................32

EXHIBITS

        Exhibit A - Form of Opinion of Company's Counsel                     A-1

        Exhibit B - Form of Opinion of Company's Bermuda Counsel             B-1

        Exhibit C - Form of Opinion of Local Counsel                         C-1

        Exhibit D - Form of Opinion of the Selling Shareholder's Counsel     D-1

        Exhibit E - Form of Opinion of the Selling Shareholder's
                    Bermuda Counsel                                          E-1